Exhibit 10.1

UNIT CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

PERSONAL AND CONFIDENTIAL

[DATE]

Participant name	[	]

Date of grant	[	]

Number of shares of restricted stock subject to this award	[	]

We are pleased to inform you that as an employee of Unit Corporation (“Unit”) or one of its Affiliates, you have been granted an award of shares of restricted stock under the Unit Corporation Stock and Incentive Compensation Plan (the “Plan”). This agreement memorializes the terms of that award. This award is subject to the terms and conditions that follow in this agreement.

The date of the award evidenced by this agreement (the “date of grant”) is set forth above.

Capitalized terms used but not defined in this agreement have the meaning given to them in the Plan.

1. Acceptance of award. This award can be accepted by signing your name in the space provided on the enclosed copy of this agreement and returning it to the Secretary of Unit, 7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136. Your signing and delivering a copy of this agreement will evidence your acceptance on the terms and conditions stated in this agreement.

2. Award. Unit hereby grants to you a restricted stock award consisting of [                    ] shares of restricted stock (the “Total Restricted Stock Award”), subject to the terms and conditions of this agreement.

3. Vesting and delivery of shares. Unless previously forfeited, Unit will deliver to you, or your designated beneficiary, or if none, to your devisees in the event of death, shares of Unit common stock (in lieu of the shares of restricted stock) as follows:

A.	Time Vested Shares. Seventy percent of the Total Restricted Stock Award will constitute (the “Time Vested Shares”) and will vest in the amounts and on the dates set forth in the following schedule:

(i)	[ ]% of the Time Vested Shares will vest on [DATE];
(ii)	an additional [ ]% of the Time Vested Shares will vest on [DATE]; and
(iii)	the remaining [ ]% of the Time Vested Shares will vest on [DATE].

Each share of Time Vested Shares represents the right to receive one share of Unit common stock.

B.	Performance Shares. The remaining [ ]% of the Total Restricted Stock Award (the “Performance Shares”), will vest based on Unit’s Total Stockholder Return compared to the Total Stockholder Return of the Peer Group during the Performance Period.

(a)	The calculation of the exact number of shares to be issued to you based on the Performance Shares will be determined as follows:

Performance criteria for purposes of this award will be based on the “Total Shareholder Return” for Unit and each company in the Peer Group (which will include dividends paid) and will be determined as follows:

“Total Stockholder Return”	=	Change in Stock Price+Dividends Paid Beginning Stock Price

• Beginning Stock Price	=	means the average closing sale price as reported on the New York Stock Exchange (or any other applicable trading market index) of one (1) share of common stock for the 15 day period ending on [DATE]. The Beginning Stock Price will be appropriately adjusted to reflect any stock splits, reverse stock splits or stock dividends during the Performance Period.

• Change in Stock Price	=	means the difference between the Ending Stock Price and the Beginning Stock Price.

• Dividends Paid	=	means the total of all cash and in-kind dividends paid on one (1) share of common stock during the Performance Period, if any.

• Ending Stock Price	=	means the average closing sale price of one (1) share of common stock for the 15 trading days immediately ending on [DATE] as reported on the New York Stock Exchange (or any other applicable trading market index).

• Performance Period	=	means the period starting [DATE] and ending [DATE].

• Peer Group	=	means:

[ ]	[ ]
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Note: If any member of the Peer Group ceases to have publicly traded common stock, the Committee may select a replacement company which will then be included in the above definition of Peer Group as of January 1, 2011 instead of the replaced member.

(b)	Not later than ninety (90) days after the conclusion of the Performance Period, the Committee will determine and certify the extent to which the performance criteria have been achieved. The Performance Shares will vest on the date of the Committee’s certification, and the value of the shares will be based on the closing price of Unit’s stock on the NYSE on that date.

After the Total Stockholder Return Formula is applied to Unit and each of the companies in the Peer Group, Unit’s rank within the Peer Group will be determined and a “Performance Percentile Rank” will be assigned to Unit to reflect its performance relative to the Peer Group.

Finally, the number of shares of common stock to be distributed to you as Performance Shares will then be calculated by multiplying the maximum number of shares designated as Performance Shares (30% of the Total Restricted Stock Award) by the percentage multiplier corresponding to Unit’s relative Performance Percentile Rank, as set forth in the following chart:

Unit’s Performance Percentile Rank	Percentage Multiplier
(Unit TSR vs. peer TSR)	(% shares that will be received)
___	___
___	___
___	___
___	___
___	___
___	___

Interpolation will be used in the vesting calculation for percentile ranks that fall in between those stated above.

(c)	The Committee may adjust application of the Total Stockholder Return Formula as the performance criteria for the Performance Shares as required to recognize special or non-recurring situations or circumstances with respect to Unit or any company in the Peer Group for any year during the Performance Period arising from the acquisition or disposition of assets, costs associated with exit or disposal activities, or material impairments that are reported on a Form 8-K filed with the Securities and Exchange Commission.

C.	Any distribution of shares to you under this award is subject to and conditioned on the requirement that you be actively employed with Unit or one of its Affiliates on the date the shares vest in accordance with this Agreement.

4. Issuance of restricted stock.

A.	Unless you are advised otherwise by Unit, your unvested shares of restricted stock will be held in book entry form. You agree that Unit may give stop transfer instructions to the depository to ensure compliance with the provisions of this agreement. You hereby (i) acknowledge that your unvested shares of restricted stock will be held in book entry form on the books of Unit’s depository (or another institution specified by Unit), and irrevocably authorize Unit to take whatever action may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited, (ii) agree to deliver to Unit, as a precondition to the issuance of any certificate or certificates with respect to unvested shares of restricted stock, one or more stock powers, endorsed in blank, with respect to those shares, and (iii) agree to take any other action as Unit may reasonably request to accomplish the transfer or forfeiture of any unvested shares of restricted stock that are forfeited under this agreement.

B.	In the event the Secretary of Unit advises you that your unvested shares of restricted stock will be represented by a certificate, then, subject to the provisions of this agreement, Unit will issue and register on its books and records in your name a certificate (or certificates) in the amount of the shares of restricted stock subject to this award as set forth above. Each certificate will bear a legend, substantially in the following form:

“The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Unit Corporation Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Unit Corporation.”

The certificate(s) will be retained by Unit (or its designee) until the time that all restrictions or conditions applicable to the shares have been satisfied or lapsed.

5. Restrictions. In addition to the other terms contained in this agreement or the Plan, the shares of restricted stock subject to this Agreement will be subject to the following restrictions:

A.	Neither (i) the shares of restricted stock, (ii) the right to vote the shares of restricted stock, (iii) the right to receive dividends on the shares of restricted stock, or (iv) any other rights under this agreement may be sold, transferred, donated, exchanged, pledged, assigned, or otherwise alienated or encumbered until (and then only to the extent of) the shares of restricted stock are delivered to you.

B.	You will have, with respect to the shares of restricted stock, all of the rights of a holder of shares, including the right to vote the shares and to receive any cash dividends thereon. The Committee, however, may determine that cash dividends will be automatically reinvested in additional shares which will become shares of restricted stock and will be subject to the same restrictions and other terms of this award. Unless otherwise determined by the Committee, dividends payable in shares will be treated as additional shares of restricted stock subject to the same restrictions and other terms of this award and you will deliver a stock power, duly endorsed in blank, relating to the additional shares of restricted stock on payment of any the dividend.

C.	During your lifetime the shares delivered under this agreement will only be delivered to you. Any shares of restricted stock transferred in accordance with this agreement will continue to be subject to the terms and conditions of this agreement, including, without limitation, the provisions of this Section 5. Any transfer permitted under this agreement will be promptly reported in writing to Unit’s Secretary.

6. Affect of death or disability. Despite what is provided for in Section 5, if your employment with Unit or one of its Affiliates terminates before you have vested in all or any shares of restricted stock by reason of your death or disability (as determined by the Committee in its sole discretion), the vesting requirements will be accelerated and all shares of restricted stock that have not vested will vest 100% as of the date of such death or disability.

7. Affect of other causes of termination of employment.

A.	On termination of your employment with Unit or any of its Affiliates for any reason (except (i) in the event of death or disability under Section 6, (ii) as a result of a Change of Control subject to Section 10, or (iii) unless the Committee determines otherwise in the case of your retirement), you will forfeit all shares of restricted stock (or all shares of common stock) that have not been previously delivered to you.

B.	For the purposes of this agreement, your employment by an Affiliate of Unit will be considered terminated on the date that the company by which you are employed is no longer an Affiliate of Unit.

8. Transfer of employment; leave of absence. A transfer of your employment from Unit to an Affiliate or vice versa, or from one Affiliate to another, without an intervening period, will not be deemed a termination of employment. If you are granted an authorized leave of absence, you will be deemed to have remained in the employ of the company by which you are employed during such leave of absence.

9. Adjustments in shares of restricted stock.

A.	The existence of this agreement and the shares of restricted stock will not affect or restrict in any way the right or power of the board of directors or the stockholders of Unit (or any of its Affiliates) to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the shares of restricted stock, the dissolution or liquidation of the company or any sale or transfer of all or any part of its (or their) assets or business.

B.	In the event of any corporate event or transaction that is subject to the provisions of Section 4.2 of the Plan, the Committee may make adjustments or amendments to the terms of this award as it deems appropriate under the circumstances, in its sole discretion. Any adjustments or amendments may include, but are not limited to, (i) changes in the number and kind of shares of restricted stock set forth above, (ii) changes in the grant price per share, and (iii) accelerating the delivery of the shares of restricted stock. The determination by the Committee as to the terms of any amendments or adjustments will be conclusive and binding.

10. Change of Control. Article 14 of the Plan will apply to the terms of this award in the event a Change of Control occurs, except that for purposes of this agreement, Section 14.2 will be deemed to be amended by deleting the following language from the first sentence: “if the Committee reasonably determines in good faith before the occurrence of a Change of Control” and replacing it with this language: “if a majority of the Committee members in place prior to the Change of Control reasonably determines in good faith, either before or after the Change of Control”. If you are an employee of an Affiliate of the Company the following will generally constitute a Change of Control: the stockholders or members, as the case may be, of the Affiliate approve a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of that Affiliate (an “Affiliate Transaction”); excluding, however, an Affiliate Transaction under which (i) all or substantially all of the individuals or entities who are the owners of the Affiliate immediately before the Affiliate Transaction will beneficially own, directly or indirectly, more than 70% of the outstanding securities of the entity resulting from the Affiliate Transaction, (ii) no Person (other than: the Company; the entity resulting from the Affiliate Transaction; and any Person which beneficially owned, immediately before the Affiliate Transaction, directly or indirectly, 25% or more of the outstanding securities of the Affiliate) will beneficially own, directly or indirectly, 25% or more of the outstanding equity of the entity resulting from the Affiliate Transaction and (iii) individuals who were members of the incumbent board of directors (or managers, as the case may be) of the Affiliate will constitute a majority of the members of the board of directors (or managers, as the case may be) of the entity resulting from the Affiliate Transaction.

11. Tax matters.

A.	Federal income and employment tax withholding (and state and local income tax withholding, if applicable) may be required in respect of taxes on income realized when restrictions are removed from the shares of restricted stock. You are required to deliver to Unit the amounts that it determines should be withheld, provided, however, that you may pay a portion or all of the withholding taxes by electing to have (i) Unit withhold a portion of the shares that would otherwise be delivered to you or (ii) you can deliver to Unit shares that you have owned for at least six months, in either case, having a Fair Market Value (as of the date that the amount of taxes is to be withheld) in the amount to be withheld, and provided further that your election will be irrevocable. Unless otherwise required under applicable law, for purposes of this Section 11, Fair Market Value means the closing price of the shares on the NYSE on the date the restrictions are removed.

B.	You acknowledge that you have reviewed with your own tax advisor(s) the federal, state, and local tax consequences of accepting the shares of restricted stock and the other transactions contemplated by this agreement. You are relying solely on such advisor(s) and not on any statements or representations of the Company or any of its agents. You understand and agree that you, and not the Company, will be responsible for your own tax liability that may arise as a result of the transactions contemplated by this agreement. You understand that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, for the shares of restricted stock and the Fair Market Value of the shares of restricted stock as of the date any restrictions on the shares of restricted stock terminate or lapse. In this context, “restrictions” includes the restrictions pursuant to Section 3 of this agreement. You understand that you may elect to be taxed at the time the shares of restricted stock are granted, rather than when and as the restrictions terminate or lapse (if ever), by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the grant date. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THAT FILING ON YOUR BEHALF.

12. Employment. Nothing contained in this agreement or the Plan will confer on you any right to continue in the employ or other service of Unit or any of its Affiliates or limit in any way the right of your employer to change your compensation or other benefits or to terminate your employment or other service with or without Cause.

13. Short-swing trading. An executive officer of Unit who receives an award of restricted stock must report the transaction on a Form 4 Statement of Changes in Beneficial Ownership filed within two trading days with the EDGAR database of the Securities and Exchange Commission. While the General Counsel of Unit will draft the Form 4 on your request, the filing is your personal responsibility. Further, executive officers should review Unit Corporation’s Statement of Company Trading Policy before making arrangements for the sale of shares.

14. Forfeiture of award. If at any time during your employment by Unit or one of its Affiliates the Committee determines that you have engaged in any activity in competition with any activity of Unit or its Affiliates, or activity or conduct that is inimical, contrary or harmful to the interests of Unit or its Affiliates, including but not limited to:

A.	conduct relating to your employment for which either criminal or civil penalties against you may be sought;

B.	conduct or activity that results in the termination of your employment because of your: (i) failure to abide by your employer’s rules and regulations governing the transaction of its business, including without limitation, its Code of Business Ethics and Conduct; (ii) inattention to duties, or the commission of acts while employed with your employer amounting to negligence or misconduct; (iii) misappropriation of funds or property of Unit or any of its Affiliates or committing any fraud against Unit or any of its Affiliates or against any other person or entity in the course of employment with Unit or any of its Affiliates; (iv) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of Unit or any of its Affiliates or to the benefits of which Unit or any of its Affiliates is entitled; or (v) the commission of a felony or other crime involving moral turpitude;

C.	accepting employment with, acquiring a 5% or more equity or participation interest in, serving as a consultant, advisor, director or agent of, directly or indirectly soliciting or recruiting any employee of Unit or any of its Affiliates who was employed at any time during your tenure with Unit of an of its Affiliates, or otherwise assisting in any other capacity or manner any company or enterprise that is directly or indirectly in competition with or acting against the interests of Unit or any of its Affiliates (a “competitor”), except for (i) any isolated, sporadic accommodation or assistance provided to a competitor, at its request, by you during your tenure with Unit or any of its Affiliates, but only if provided in the good faith and reasonable belief that such action would benefit Unit or any of its Affiliates by promoting good business relations with the competitor and would not harm Unit or any of its Affiliates interests in any substantial manner or (ii) any other service or assistance that is provided at the request or with the written permission of Unit or any of its Affiliates;

D.	disclosing or misusing any confidential information or material concerning Unit or any of its Affiliates; or

E.	making any statement or disclosing any information to any customers, suppliers, lessors, lessees, licensors, licensees, regulators, employees or others with whom Unit or any of its Affiliates engages in business that is defamatory or derogatory with respect to the business, operations, technology, management, or other employees of Unit or any of its Affiliates, or taking any other action that could reasonably be expected to injure Unit or any of its Affiliates in its business relationships with any of the foregoing parties or result in any other detrimental effect on Unit or any of its Affiliates;

then this award of shares of restricted stock will automatically terminate and be forfeited effective on the date on which you breached this Section 14 as determined by the Committee and (i) all shares acquired by you under this agreement (or other securities into which those shares have been converted or exchanged) will be returned to Unit or, if no longer held by you, you will pay to Unit, without interest, all cash, securities or other assets received by you on the sale or transfer of such stock or securities, and (ii) all unvested shares of restricted stock will be forfeited.

F.	If you owe any amount under the above subsections of this Section 14, you acknowledge that your employer may, to the fullest extent permitted by applicable law, deduct such amount from any amounts your employer owes you from time to time for any reason (including without limitation amounts owed to you as salary, wages, reimbursements or other compensation, fringe benefits, retirement benefits or vacation pay). Whether or not your employer elects to make any such set-off in whole or in part, if your employer does not recover by means of set-off the full amount you owe it, you hereby agree to pay immediately the unpaid balance to your employer.

15. Listing; securities considerations. Despite anything else in this agreement, if at any time Unit determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares issuable under this agreement is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of the shares of restricted stock, or the removal of any restrictions imposed on such shares, such shares will not be issued, in whole or in part, or the restrictions on the shares removed, unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to Unit.

16. Binding effect. This agreement will inure to the benefit of and be binding on the parties to this agreement and their respective heirs, executors, administrators, legal representatives and successors. Without limiting the generality of the foregoing, whenever the term “you” is used in any provision of this agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators or legal representatives to whom this award may be transferred as provided for in this agreement, the term “you” will be deemed to include that person or persons.

17. Plan provisions govern.

A.	This award is subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all those provisions were set forth in their entirety in this agreement. If any provision of this agreement conflicts with a provision of the Plan, the Plan provision will control.

B.	You acknowledge that a copy of the Plan and a prospectus summarizing the Plan was distributed or made available to you and that you were advised to review that material before entering into this agreement. You waive the right to claim that the provisions of the Plan are not binding on you and your heirs, executors, administrators, legal representatives and successors.

C.	By your signature below, you represent that you are familiar with the terms and provisions of the Plan, and hereby accept this agreement subject to all of the terms and provisions of the Plan. You have reviewed the Plan and this agreement in their entirety and fully understand all provisions of this agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee on any questions arising under the Plan or this agreement.

18. Governing law. This agreement will be governed by and construed in accordance with the laws of the State of Oklahoma despite any laws of the State of Oklahoma that would apply the laws of a different State.

19. Severability. If any term or provision of this agreement, or the application of this agreement to any person or circumstance, will at any time or to any extent be invalid, illegal or unenforceable in any respect as written, both parties intend for any court construing this agreement to modify or limit that provision so as to render it valid and enforceable to the fullest extent allowed by law. Any provision that is not susceptible of reformation will be ignored so as to not affect any other term or provision of this agreement, and the remainder of this agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, will not be affected thereby and each term and provision of this agreement will be valid and enforced to the fullest extent permitted by law.

20. Consent to electronic delivery; electronic signature. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that may be required to be deliver to you (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by Unit. Electronic delivery may be via electronic mail system or by reference to a location on a company intranet to which you have access. You hereby consent to any and all procedures Unit has established or may establish for an electronic signature system for delivery and acceptance of any such documents that may be required to be delivered to you, and agrees that your electronic signature is the same as, and will have the same force and effect as, your manual signature.

21. Entire agreement; modification. The Plan and this agreement contain the entire agreement between the parties with respect to the subject matter contained in this agreement and may not be modified except as provided in the Plan, as it may be amended from time to time in the manner provided in the Plan (or in this agreement), or as it may be amended from time to time by a written document signed by each of the parties to this agreement. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this agreement made before the signing of this agreement will be void and ineffective for all purposes.

22. Counterparts. This agreement may be signed in duplicate counterparts, each of which will be deemed to be an original.

UNIT CORPORATION:		PARTICIPANT:

By:	Mark E. Schell	[ ]
Title:	Senior Vice President

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DESIGNATION OF BENEFICIARY

UNIT CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN

I, [                                                     ] xxx-xx-[            ]             , hereby declare that in the event

                             Name                     Social Security No. (last 4 digits REQUIRED)

of my death while I am employed by the Company

                                                                      Name                     Social Security No. (last 4 digits REQUIRED)

(the “Beneficiary”) of                                                                                                                                                                                 ,

                                             Street Address                     City                         State                             Zip Code

who is my                                                                              , will be entitled to receive my undelivered shares of restricted stock

                                 Relationship to [                        ]

that are subject to this award having a date of grant of February 15, 2011.

It is understood that this Designation of Beneficiary is made under the Unit Corporation Stock and Incentive Compensation Plan and is subject to the terms and conditions stated in the plan, including the Beneficiary’s survival of my death. If any of those conditions are not satisfied, those rights will transfer according to my will or the laws of descent and distribution.

It is further understood that all prior Designations of Beneficiary made by me under the plan, if any, with regard to this Restricted Stock Award Agreement are hereby revoked. I reserve the right to change (revoke) this Designation of Beneficiary. Any change of this Designation of Beneficiary must be in writing, signed by me and filed with the Company before my death.

[ ]	Date